Exhibit 99.1

                Beverly Enterprises Announces Note Exchange Offer

    FORT SMITH, Arkan.--(BUSINESS WIRE)--Jan. 10, 2005--Beverly Enterprises, Inc. (NYSE: BEV) today announced an offer to exchange up to $215 million in aggregate principal amount of its 7-7/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933 as amended, for its outstanding unregistered 7-7/8% Senior Subordinated Notes due 2014.
    The exchange offer will expire on Friday, February 11, at 5 p.m.
(ET). The exchange agent is:


         BNY Midwest Trust Company
         c/o Bank of New York
         Reorganization Unit
         101 Barclay Street, 7 East
         New York, NY 10286
         Attn: Ms. Carolle Montreuil

    Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. Beverly currently operates 351 skilled nursing facilities, as well as 18 assisted living centers, and 52 hospice and home health centers. Through Aegis Therapies, Beverly also offers rehabilitative services on a contract basis to facilities operated by other care providers.


    CONTACT: Beverly Enterprises, Inc., Fort Smith
             Investor:
             James M. Griffith, 479-201-5514
             or
             News Media:
             Blair C. Jackson, 479-201-5263
             www.beverlycorp.com